                                                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-64127) and in the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 (File No. 333-63533) of Citizens Bancshares, Inc. (now known as Sky Financial Group, Inc.) of our report dated October 9, 1998 on Sky Financial Group, Inc.'s supplemental consolidated balance sheets as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, which report is included in this Form 8-K.

                                            /s/ Crowe, Chizek and Company LLP

                                            Crowe, Chizek and Company LLP


Columbus, Ohio
October 14, 1998